UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

BARINTHUS BIOTHERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Barinthus Biotherapeutics plc

20400 Century Boulevard, Suite 210

Germantown, MD 20874

United States of America

(Address of principal executive offices, including zip code)

(443) 917-0966

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
American Depositary Shares	BRNS	The Nasdaq Capital Market
Ordinary shares, nominal value £0.000025 per share*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 2, 2026, Barinthus Biotherapeutics plc (the “Company”) held its 2026 Annual General Meeting (the “Annual Meeting”). Proxies were solicited pursuant to the Company’s definitive proxy statement filed on June 10, 2026 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. The number of shares of ordinary shares, nominal value £0.000025 per share, of the Company (the “Ordinary Shares”) entitled to vote at the Annual Meeting was 40,848,893. The number of shares of Ordinary Shares present or represented by valid proxy at the Annual Meeting was 17,549,280, thus establishing a quorum for the Annual Meeting. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominees were elected. The voting results reported below are final.

Ordinary Resolutions	For	Against	Withheld	Broker Non- Votes
To re-elect as a director, Karen T. Dawes, who retires by rotation in accordance with the Company’s Articles of Association.	17,454,768	43,382	50,005	1,125
To re-elect as a director, Anne M. Phillips, who retires by rotation in accordance with the Company’s Articles of Association.	17,494,160	3,995	50,000	1,125
To re-appoint PricewaterhouseCoopers LLP, as U.K. statutory auditors of the Company, to hold office until the conclusion of the next annual general meeting of shareholders.	17,496,815	1,115	50,350	1,000
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	17,496,815	1,015	50,450	1,000
To authorize the Audit Committee to determine the Company’s auditors’ remuneration for the fiscal year ending December 31, 2026.	17,494,565	3,590	50,125	1,000
To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2025 and to note that the Company's directors do not recommend the payment of any dividend for the fiscal year ended December 31, 2025.	17,496,806	1,474	50,000	1,000
To receive and approve on an advisory basis the Company's U.K. statutory directors' compensation report for the fiscal year ended December 31, 2025.	17,493,685	4,830	50,765	0

Item 8.01. Other Events.

As previously reported, on December 30, 2025, the Company received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s American Depositary Shares (the “ADSs”), has been below the minimum $1.00 per share required (the “Bid Price Requirement”) for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given 180 calendar days, or until June 29, 2026, to regain compliance with the Bid Price Requirement pursuant to Nasdaq Listing Rule 5450(a)(1).

On June 30, 2026, the Company received a notice (the “Extension Notice”) from Nasdaq informing the Company that Nasdaq had granted the Company an additional 180 calendar days, or until December 28, 2026, to regain compliance with the Bid Price Requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). In connection with the Extension Notice, the listing of the ADSs was transferred from the Nasdaq Global Market to the Nasdaq Capital Market, effective as of July 2, 2026. The Extension Notice has no other immediate effect on the listing of the ADSs.

The Company intends to continue actively monitoring the bid price for its ADSs between now and December 28, 2026, and will consider available options to resolve the deficiency and regain compliance with the Bid Price Requirement. These options include, but are not limited to, effecting a reverse stock split, if necessary, to attempt to regain compliance. If at any time before December 28, 2026, the closing bid price of the ADSs is at least $1.00 per share for a minimum of 10 consecutive business days (which may be extended to be a period of up to 20 consecutive business days at the discretion of the Staff), Nasdaq will provide written confirmation that the Company has regained compliance with the Bid Price Requirement. If the Company does not regain compliance within the additional compliance period, Nasdaq will provide notice that the ADSs will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There is no assurance, however, that the Company will regain compliance with the Bid Price Requirement or that the ADSs will not be delisted from Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARINTHUS BIOTHERAPEUTICS PLC

Dated: July 2, 2026	By:	/s/ William Enright
	Name:	William Enright
	Title:	Chief Executive Officer